                                                     Commission File No. 3383526

                       SCHEDULE 14C INFORMATION STATEMENT
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:
[x]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2)
[ ]  Definitive Information Statement

                            MATERIAL TECHNOLOGY, INC.
                            -------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)
     [ ]  No fee required
     [x]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

------------------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF                AGGREGATE NUMBER OF             PER UNIT                 MAXIMUM               TOTAL
          SECURITIES                          SECURITIES                  PRICE                AGGREGATE VALUE         FEE PAID
------------------------------------------------------------------------------------------------------------------------------------
 Material Technology, Inc., Class A         4,500,000 Shares                $.001                       $4,500             $.30
 Common Stock                                                             Par Value
------------------------------------------------------------------------------------------------------------------------------------
 SecurFone America, Inc. common stock       4,120,000 Shares               $.19791                    $815,690          $163.14
                                                                         Book Value
------------------------------------------------------------------------------------------------------------------------------------
 Material Technologies, Inc. Class A        5,560,000 Shares                $.001                       $5,560             $.37
 Common Stock                                                             Par Value
------------------------------------------------------------------------------------------------------------------------------------
                                 TOTAL                                                                                 $ 163.81
------------------------------------------------------------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     _____________________________

     2)  Form, Schedule or Registration Statement No.:
     _____________________________

     3)  Filing Party:
     _____________________________

     4)  Date Filed:
     _____________________________

                            MATERIAL TECHNOLOGY, INC.
                              East Tower, Suite 705
                          11835 West Olympic Boulevard
                             Los Angeles, CA  90064

                    NOTICE OF THE TAKING OF CORPORATE ACTION
                      WITHOUT A MEETING BY WRITTEN CONSENT

Notice is hereby given that, twenty-one (21) days after this Information Statement is mailed to shareholders of Material Technology, Inc., a Delaware corporation (the "Corporation"), approximately June 5, 1997, Robert M. Bernstein, as the holder of approximately 58.7% of the outstanding capital stock of the Corporation, by written consent, will authorize the Corporation to: (1) transfer all of its assets and liabilities to Material Technologies, Inc., in exchange for 5,560,000 shares of that corporation's Class A common stock and to distribute 5,000,000 of those shares to the Corporation's existing shareholders;
(2) to effect a reverse one for ten (1 for 10) stock split reducing the Corporation's outstanding shares from 5,000,000 to 500,000 shares of Class A Common Stock; (3) enter into the reverse merger with SecurFone America, Inc. in accordance with the February 17, 1997 Stock Purchase Agreement and issue 4,500,000 shares of Class A Common Stock in exchange for all of the stock of SecurFone America, Inc.; and (4) change the Corporation's name to SecurFone America, Inc., by amending the Corporation's Certificate of Incorporation.

These transactions are contingent on the satisfaction of certain conditions and the closing is expected to occur by June 15, 1997. Assuming that these conditions are satisfied, the Board of Directors intends to authorize the Corporation to close the transactions. Concurrent with the closing, each of the current members of the Board of Directors will resign and Robert M. Bernstein, by written consent will (a) amend the Corporation's Bylaws to increase the number of directors to five (5) and (b) will elect new directors. No shareholder approval for elections of the new directors is required and none is being sought.

The accompanying information statement is furnished under Section 14(c) of the Securities Exchange Act of 1934 and the Rules thereunder.


May 2, 1997    By:     /s/Joel Freedman
                  ------------------------------
                       Joel Freedman, Secretary


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                            MATERIAL TECHNOLOGY, INC.
                              East Tower, Suite 705
                          11835 West Olympic Boulevard
                             Los Angeles, CA  90064

                              INFORMATION STATEMENT

Material Technology, Inc., a Delaware corporation, (the "Corporation") is furnishing this Information Statement to its shareholders in connection with taking shareholder action without a meeting by less than unanimous written consent of the Corporation's stockholders under Section 228 of Delaware General Corporation Law. Robert M. Bernstein holds 2,936,130 shares of the Corporation's Class A Common Stock representing 58.7% of the outstanding voting shares. On or about June 5, 1997, as the Corporation's majority shareholder, Mr. Bernstein intends to execute a written consent of shareholders authorizing the Corporation to: (1) transfer all of its assets and liabilities to Material Technologies, Inc., ("Matech 2", a new corporation formed on March 4, 1997, for this transaction) in exchange for 5,560,000 shares of that corporation's Class A common stock and to distribute 5,000,000 of those shares to the Corporation's existing shareholders; (2) to effect a reverse one for ten (1 for 10) stock split reducing the Corporation's outstanding shares from 5,000,000 to 500,000 shares of Class A Common Stock; (3) enter into the reverse merger with SecurFone America, Inc. in accordance with the February 17, 1997 Stock Purchase Agreement and issue 4,500,000 shares of the Corporation's Class A Common Stock in exchange for all of the stock of SecurFone America, Inc.; and (4) change the Corporation's name to SecurFone America, Inc., by amending the Corporation's Certificate of Incorporation.

These transactions are contingent on the satisfaction of certain conditions and the closing is expected to occur by June 15, 1997. Assuming these conditions are satisfied, the Board of Directors intends to authorize the Corporation to close the transactions. Concurrent with the closing, each of the current members of the Board of Directors will resign and Robert M. Bernstein, by written consent will (a) amend the Corporation's Bylaws to increase the number of directors to five (5) and (b) will elect new directors. No shareholder approval for elections of the new directors is required and none is being sought.

This is only an Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is mailed to stockholders on or about May 15, 1997. Record holders of the Corporation's Class A Common Stock at the close of business on April 30, 1997 are entitled to receive a copy of this Information Statement. On April 30, 1997, there were 5,000,000 shares of Class A Common Stock outstanding with each share entitled to one vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On April 30, 1997, the Corporation had five million (5,000,000) shares of Class A Common Stock outstanding. Each share is entitled to cast one vote. The Corporation's other outstanding equity securities, including Class B Common Stock, Class A Preferred Stock, and Class B Preferred Stock, were previously exchanged for equity securities in Matech 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

------------------------------------------------------------------------------------------------------------------------------------
    Class of Stock        Name and Address of Beneficial Owner         Amount and Nature of Beneficial            Percent of Class
                                                                                  Ownership
------------------------------------------------------------------------------------------------------------------------------------
      Class A          Robert M. Bernstein, CEO                               2,936,130 Shares                             58.7%(1)
   Common Stock        East Tower, Suite 705
                       11835 Olympic Blvd.
                       Los Angeles, CA  90064
------------------------------------------------------------------------------------------------------------------------------------
                       Joel R. Freedman, Director                               113,481 Shares                              2.3%
                       1 Bala Plaza
                       Bala Cynwyd, PA 19004
------------------------------------------------------------------------------------------------------------------------------------
                       John Goodman, Director                                   50,000 Shares                               1.0%
                       East Tower, Suite 705
                       11835 Olympic Blvd.
                       Los Angeles, CA  90064
------------------------------------------------------------------------------------------------------------------------------------
                       Directors and executive officers as a                   3,099,611 Shares                            62.0%
                       group (3 persons)
------------------------------------------------------------------------------------------------------------------------------------
                       Sherman Baker                                           505,700 Shares                              10.1%
                       555 Turnpike St.
                       Canton, MA  02021
------------------------------------------------------------------------------------------------------------------------------------
                       Sherman Baker Group composed of 15                      883,768 Shares                              17.7%
                       investors including Mr. Baker
------------------------------------------------------------------------------------------------------------------------------------

                         DISSENTERS' RIGHT OF APPRAISAL

Shareholders who disapprove of the Corporation's merger with SecurFone America, Inc., have appraisal rights under Section 262 of Delaware General Corporation Law. To exercise appraisal rights, within twenty (20) days of the mailing of this notice, a shareholder must demand in writing from the Corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the Corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such a demand is received within the designated time, such shareholder will then be entitled to Notice from the Corporation of the effective date of merger. A copy of Section 262 of Delaware General Corporation Law entitled "Appraisal rights" is attached hereto as Exhibit A.

                                   BACKGROUND

Material Technology, Inc. was incorporated in the State of Delaware on November 7, 1985 under the name of Tensiodyne Scientific Corporation. On
July 19, 1994, the Corporation amended its Certificate of Incorporation, changing its name to Material Technology, Inc. The Corporation's principal offices are located at 11835 West Olympic Boulevard, East Tower, Suite 705, Los Angeles, California 90064.

The Corporation, a development stage company, owns that certain device known as the Fatigue Fuse, which requires additional testing to more precisely identify commercial uses prior to marketing. It is also the exclusive licensee of the Electrochemical Fatigue Sensor ("EFS"), which requires substantial additional development. These technologies are intended to indicate the level of fatigue of certain metal structures including aircraft, bridges, cranes, ships, and other structures. No commercial applications of the Corporation's products have been arranged to date. The Corporation intends to develop a market for the Fatigue Fuse once testing is completed and for the EFS once it has been fully developed. (SEE, attached Form 10K of Material Technology, Inc. for the fiscal year ended December 31, 1996, p.2.)

Prior to 1994, the Corporation had virtually no assets or liabilities and was a subsidiary of Tensiodyne Corporation ("Tensiodyne"). In February 1994, as part of a reorganization, Tensiodyne assigned all of its assets and liabilities to the Corporation. On January 22, 1994, Tensiodyne's board of directors resolved to transfer its assets and liabilities to Matech 1 and distribute, to Tensiodyne's holders of record at the close of business on February 1, 1994, one share of the Corporation's Class A Common Stock for each share of Tensiodyne Class A Common Stock. That distribution was subsequently made pursuant to an S-1 registration statement filed with the Securities and Exchange Commission effective on January 19, 1996.

                          THE STOCK PURCHASE AGREEMENT

As of February 17, 1997, the Corporation entered into a Stock Purchase Agreement with Montpilier Holdings, Inc., ("MHI") SecurFone America, Inc., ("SecurFone") and Robert M. Bernstein, the Chief Executive Officer and controlling shareholder of both the Corporation and Material Technologies, Inc., ("Matech 2"). Under that agreement, the parties intend to effect a reverse merger of SecurFone into the Corporation immediately after distributing 5,000,000 shares of Matech 2's Class A Common Stock to the Corporation's shareholders. Upon closing, SecurFone's shareholders will acquire 90% of the Corporation's outstanding capital stock in exchange for 100% of SecurFone's outstanding capital stock.

The principal executive offices of Matech 2 and SecurFone America, Inc. are as follows:



Material Technologies, Inc.                  SecurFone America, Inc.
East Tower, Suite 705                        Suite 220
11835 West Olympic Boulevard                 5850 Oberlin Drive
Los Angeles, CA  90064                       San Diego, CA 92121
(310) 208-5589                               (619) 677-5580

In connection with the Stock Purchase Agreement, the Corporation issued 2,319,454 shares of its Class A Common Stock so that the total number of shares outstanding was increased from 2,680,546 shares to 5,000,000 shares as follows:

------------------------------------------------------------------------------------------
Description                       Number of Shares Issued       Number of Shares Issued
                                    to all Shareholders         to Robert M. Bernstein
------------------------------------------------------------------------------------------
Outstanding as of March 9, 1997          2,680,546                       916,676
------------------------------------------------------------------------------------------
Issued to Robert M. Bernstein in         1,499,454                     1,499,454
lieu of $372,000 in accrued salary
------------------------------------------------------------------------------------------
Issued to Robert M. Bernstein for          520,000                       520,000
         $108,000 Note
------------------------------------------------------------------------------------------
Issued to the Baker Group for              280,000                             0
          $58,000 Note
------------------------------------------------------------------------------------------
Issued to Matech 1's Counsel for            20,000                             0
    Services in 1995 and 1996
------------------------------------------------------------------------------------------
               TOTAL ISSUED              2,319,454
------------------------------------------------------------------------------------------
               TOTAL OUTSTANDING         5,000,000                     2,936,130
------------------------------------------------------------------------------------------

Matech 2 was incorporated on March 4, 1997, for this transaction. On March 9, Matech 2's Board authorized issuance of 5,560,000 shares of its Class A Common Stock to the Corporation in exchange for all of the Corporation's assets and liabilities. Matech 2 also issued (a) 60,000 shares of its Class B Common Stock to Robert M. Bernstein in exchange for cancellation of his 60,000 shares of the Corporation's Class B Common Stock, (b) 350,000 shares of Matech 2's Class A Convertible Preferred Stock to the Baker Group in exchange for cancellation of that group's 350,000 shares of the Corporation's Class A Preferred Stock, (c) 15 shares of Matech 2's Class B Preferred Stock to Tensiodyne Corporation in exchange for cancellation of the Corporation's Class B Preferred Stock, and (d) 1,700,000 warrants to purchase 1,700,000 shares of Matech 2's Class A Common Stock for $.50 per share in exchange for cancellation of like warrants to purchase the Corporation's common stock. The rights, privileges, and designations of Matech 2's Class B Common Stock, warrants, and its preferred stock are the same as the Corporation's corresponding securities except the redemption date of the Class B Preferred Stock was changed from January 31, 2004 to January 1, 2002. As a result, the Corporation has outstanding 5,000,000 shares of its Class A Common Stock and no other securities.

On March 9, 1997, the Corporation's Board authorized the exchange of its assets and liabilities for 5,560,000 shares of Matech 2's Class A Common Stock. That transaction will be approved by the majority of the Corporation's shareholders approximate 21 days after this Information Statement is mailed to Matech 1's shareholders who will not vote on the transaction. The Corporation also agreed to distribute 5 million shares of Matech 2's Class A Common Stock to the Corporation's shareholders in a ratio of one for one. The Corporation intends to distribute 369,172 shares of Matech 2's Class A Common Stock to 405 shareholders upon the effectiveness of an S-1 Registration Statement filed with the Securities and Exchange Commission on March 19, 1997. The remainder of the 5,000,000 shares being distributed will be distributed to the Cor-poration's affiliates under the private offering exemption from registration and such shares will be restricted. The Corporation will retain 560,000 shares of Matech 2's Class A Common Stock equal to 10.1% of the outstanding shares.

After the distribution, the Corporation will reverse split its 5,000,000 outstanding shares, 1 for 10, leaving approximately 500,000 shares outstanding. Fractional shares will be rounded up. Thus, stockholders owning less than ten shares of the Corporation's Class A Common Stock will still receive one share in the reverse split.

The Corporation will then issue 4,500,000 new shares to SecurFone shareholders in exchange for all of SecurFone's outstanding shares leaving the Corporation's present shareholders with a 10% interest in SecurFone. SecurFone will pay Matech 2 $120,000 to cover the expenses related to the transaction. The Corporation will then change its name to SecurFone America, Inc.; its officers and directors will resign; and new directors will be elected and new officers appointed. The Corporation's present shareholders will retain approximately 90% of their interest in the Corporation's metal fatigue technologies business through Matech 2 and own 10% of SecurFone's prepaid cellular telephone and calling card business as well.

SecurFone is a start-up company providing prepaid cellular and telephone line calling cards. SecurFone utilizes an advanced switching platform to provide prepaid debit products to telephone customers. SecurFone's principal offices are in San Diego, California and its primary network facilities are in Miami, Fl.

The transfer of assets and liabilities to Matech 2 and the distribution of Matech 2's shares are designed to provide the Corporation's shareholders with an interest in SecurFone's business while separating the two businesses which have distinct missions and distinct financial, investment, and operating characteristics, as well as different management teams. Maintaining the separation allows each company to adopt strategies and pursue objectives appropriate to its specific business to be valued independently from the other. The distribution enables the Corporation's management to concentrate its attention and resources on developing its Fatigue Fuse and Electrochemical Fatigue Sensor without regard to the corporate and financial objectives and policies of SecurFone. The distribution allows investors to evaluate better, in accordance with their objectives and views, the different merits and outlooks of Matech 2 and SecurFone.

It is management's understanding that the distribution will be a taxable dividend to the Corporation's shareholders. The Corporation's shareholders will be required to include in their taxable ordinary income for the taxable year in which the distribution is received, the fair market value of the Corporation's Stock distributed to them. The Corporation's Board of Directors has determined that the value of its Common Stock is $.001 per share. This value was determined due to the lack of marketability of the Corporation's stock, as well as its negative net worth and its predecessors' history of accumulated losses. There can be no assurance that the Internal Revenue Service (the "Service") or other taxing agency will not assert a higher value, resulting in greater tax liability to the Corporation's shareholders as a result of the distribution.

The reverse merger contemplated by the Stock Purchase Agreement is conditioned on the Registration Statement filed with the Securities and Exchange Commission on March 19, 1997, becoming effective to allow distribution of Matech 2's Class A Common Stock to the Corporation's public shareholders prior to June 15, 1997. The Corporation is aware of no other federal or state regulatory requirements or approvals that will be necessary prior to effecting the proposed reverse merger of SecurFone into the Corporation.

These transactions are contingent on satisfying certain conditions and the closing is expected to occur by June 15, 1997. Assuming that these conditions are satisfied, the Board of Directors intends to authorize the Corporation to close the transactions. Concurrent with the closing, each of the current members of the Board of Directors will resign and Robert M. Bernstein, by written consent, will (a) amend the Corporation's Bylaws to increase the number of directors to five (5) and (b) will elect new directors. No shareholder approval for elections of the new directors is required and none is being sought.

                         SELECTED FINANCIAL INFORMATION

On March 9, 1997, Matech 2 authorized issuance of 5,560,000 shares of its
Class A Common Stock to the Corporation, 60,000 shares of its Class B Common Stock to Robert M. Bernstein, 350,000 shares of its Class A Convertible Preferred Shares to the Corporation's Class A Convertible Preferred Shareholders in exchange for their Convertible Preferred in the Corporation, and 15 shares of Class B Convertible Preferred Shares to the Corporation's Class B Convertible Preferred Shareholder, Tensiodyne Corporation in exchange for its Class B Convertible Preferred in the Corporation. Matech 2 will continue substantially in the same line of business as the Corporation including owning all of its assets and liabilities. The selected financial data are derived from the Corporation's consolidated financial statements. The selected financial data should be read in conjunction with the Corporation's financial statements contained in the Corporation's Annual Report on Form 10K attached hereto as
Exhibit 1.

------------------------------------------------------------------------------------------------------------------------------------
                                        Fiscal Year Ending December 31                       Three Months Ending       Inception to
                                                                                                   March 31              March 31
------------------------------------------------------------------------------------------------------------------------------------
                           1992         1993         1994          1995         1996          1996           1997           1997
                                                                                           (Unaudited)    (Unaudited)   (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
 Net Sales                       0             0            0            0            0              0              0              0
------------------------------------------------------------------------------------------------------------------------------------
 Income (Loss) From       $(51,180)    ($714,605)   $(377,063)   $(197,546)   $(483,186)     $(150,541)      $(87,649)   $(2,912,828
 Continued Operations
------------------------------------------------------------------------------------------------------------------------------------
 Income (Loss) From                                                               $(.17)                       $(.016)
 Continued Operations
 Per Common Share
------------------------------------------------------------------------------------------------------------------------------------
 Common Shares                                                                2,580,546                     5,560,000
 Outstanding
------------------------------------------------------------------------------------------------------------------------------------
 Total Assets             $178,944      $167,858     $184,579     $150,692     $208,299       $165,481       $172,418      $172,418
------------------------------------------------------------------------------------------------------------------------------------
 Total Liabilities         $46,481      $401,600     $620,375     $783,882     $832,926       $914,049       $493,146      $493,146
------------------------------------------------------------------------------------------------------------------------------------
 Redeemable Preferred            0             0     $150,000     $150,000     $150,000       $150,000       $150,000      $150,000
 Stock
------------------------------------------------------------------------------------------------------------------------------------
 Total Stockholders'      $132,463     $(619,166)   $(585,796)   $(783,190)   $(988,218)     $(898,568)     $(470,728)    $(470,728)
 Equity (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
 Dividends                       0             0            0            0            0              0              0             0
------------------------------------------------------------------------------------------------------------------------------------

               DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

The following individuals will constitute the Board of Directors following the resignation of the current members of the Board:

William Stueber, age 37, became President of SecurFone America, Inc. in June 1996. Since 1982, he has been the owner and president of Direct Mobile, Inc. (formerly known as Vortex Cellular, Inc.), a distributor of cellular telephones, pages, and other communications equipment.

Nicholas Wilson, age 51, became Chief Executive Officer of SecurFone America, Inc. in June 1996. From September 1994 until October 1996, Mr. Wilson was Chairman of the Board of Intek Diversified Corporation, a publicly-traded company engaged in the development of 220 MHZ special mobile radio systems. Mr. Wilson is President of Roamer One Holdings, Inc. a privately-held holding company which owns a major position in Intek Diversified Corporation. Since 1989, Mr. Wilson has served as President and Chief Executive Officer of Roamer Communications Network which was responsible for providing engineering services to a large number of 220 MHz licensees. In addition to serving as a Director to several private companies, Mr. Wilson serves as a Director on the Board of Ventel, Inc. a Canadian corporation listed on both the Vancouver and Montreal Stock Exchanges.

Michael Lee, age 38, became Chief Financial Officer of SecurFone America, Inc. in June 1996. He is a certified public accountant and member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. Mr. Lee has been a tax partner since October 1993 at Bober, Markey & Company, a large regional public accounting firm. Previously he worked as a tax manager for ten years at Grant Thorton International LLP, one of the world's largest public accounting firms. Mr. Lee presently serves as Treasurer and Director of Roamer One Holdings, Inc. and has served as a Director for numerous private companies.

Derek Davis, age 29, became Chief Operating Officer of SecurFone America, Inc. in June 1996. From March 1993 until June 1996, Mr. Davis was Director of Operations of Central Communications Corporation, a company engaged in the construction and operation of 220 MHz special mobile radio systems. From December 1990 until September 1991, Mr. Davis was a financial analyst for Rovic Diamonds, a diamond mining company. Mr. Davis has a Masters of Business Administration from the University of San Diego.

Steven L. Wasserman, age 43, became Secretary and a Director of SecurFone America, Inc. in June 1996. Mr. Wasserman is an attorney and a partner of the law firm of Kohrman Jackson & Krantz, PLL, Cleveland, Ohio. He is Secretary and a Director of Intek Diversified Corporation, and is also a member of Intek's Audit Committee and Stock Option Committee. Mr. Wasserman is also a Director of Roamer One Holdings, Inc. He was a principal of the law corporation of Honohan, Harwood, Chernett & Wasserman, LPA, Cleveland, Ohio, from September 1983 until September 1, 1994. Mr. Wasserman is a member of the bars of Ohio and Florida.

The Board of Directors does not have any committees. All actions of the Board during the previous fiscal year, 1996, were conducted by the unanimous consent of the three directors, Robert M. Bernstein, Joel Freedman, and John Goodman.

                             EXECUTIVE COMPENSATION

                                                                                AWARDS                    PAYOUTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Other        Restricted                                 All Other
 Name and                                                         Annual         Stock         Options      LTIP           Compen-
 Principal                              Salary ($)     Bonus      Compen-        Awards         /SARs      Payouts          sation
 Position          Year                                 ($)      sation ($)       ($)            (#)        ($)              ($)
------------------------------------------------------------------------------------------------------------------------------------
 Robert M.         1994                  $72,000(1)        0             0              $0            0           0          $10(2)
 Bernstein         1995                        0           0             0               0            0           0               0
 CEO               1996                 $200,000(1)        0             0               0            0           0               0
------------------------------------------------------------------------------------------------------------------------------------
 John W. Goodman   1994                  $71,096           0             0               0            0           0               0
 Director and      1995                    2,745           0             0               0            0           0               0
 Engineer          1996                        0           0             0               0            0           0               0
------------------------------------------------------------------------------------------------------------------------------------

(1) This amount was accrued. On April 25, the Corporation agreed to issue Mr. Bernstein 1,499,454 shares of its Class A Common Stock in exchange for cancellation of the $372,000 in salary accrued by Mr. Bernstein.
(2) In February 1994, Matech 1 issued 10,000 shares of Class A Common Stock, par value $.001, to Mr. Bernstein

                          INDEPENDENT PUBLIC ACCOUNTANT

The Corporation's independent public accountant for its most recent fiscal year, 1996, was Jonathon Reuben, CPA, An Accounting Corporation. The Corporation has not retained an accountant for the current fiscal year.

                                   ATTACHMENTS

Exhibit 1:  Annual Report on Form 10-K of Material Technology, Inc.

Exhibit 2:  Financial Statements of SecurFone America, Inc.

                                    EXHIBIT 1